JOHN HANCOCK INCOME SECURITIES TRUST
JOHN HANCOCK INVESTORS TRUST
JOHN HANCOCK PREFERRED INCOME FUND
JOHN HANCOCK PREFERRED INCOME FUND II
JOHN HANCOCK PREFERRED INCOME FUND III
JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND

AMENDMENT TO SUBADVISORY AGREEMENT

Appendix A to each of the above referenced Fund’s Subadvisory Agreement dated December 31, 2005, is hereby amended to clarify and reflect the following:

Fund	Percentage of Average Daily Managed Assets
John Hancock Income Securities Trust	[ ]%

John Hancock Investors Trust	[ ]%

John Hancock Preferred Income Fund	[ ]%

John Hancock Preferred Income Fund II	[ ]%

John Hancock Preferred Income Fund III	[ ]%

John Hancock Tax-Advantaged Dividend Income Fund	[ ]%

[remainder of page intentionally left blank]

Executed this 25th day of June, 2014.

JOHN HANCOCK INCOME SECURITIES TRUST
JOHN HANCOCK INVESTORS TRUST
JOHN HANCOCK PREFERRED INCOME FUND
JOHN HANCOCK PREFERRED INCOME FUND II
JOHN HANCOCK PREFERRED INCOME FUND III
JOHN HANCOCK TAX-ADVANTAGED DIVIDEND INCOME FUND

By: /s/ Leo Zerilli
Name: Leo Zerilli
Title: Senior Vice President, Investments

JOHN HANCOCK ADVISERS, LLC

BY: /s/ Jeffrey Long
Name: Jeffrey Long
Title: Chief Financial Officer

JOHN HANCOCK ASSET MANAGEMENT, a DIVISION OF
MANULIFE ASSET MANAGEMENT (US) LLC

BY: /s/ Diane R. Landers
Name: Diane R. Landers
Title: Chief Administrative Officer